EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alaska Air Group, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-64998, 333-130272, 333-152887, 333-09547, 333-33727, 333-39889, 333-87563, 333-92252, 333-117725, and 333-151743) on Forms S-3 and S-8 of Alaska Air Group, Inc. of our reports dated February 18, 2009, with respect to the consolidated balance sheets of Alaska Air Group, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Alaska Air Group, Inc.

As discussed in the notes to the consolidated financial statements, effective January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, for financial instruments.

/s/ KPMG LLP

Seattle, Washington

February 18, 2009